                                                                    EXHIBIT 99.2

                       Consolidated Financial Statements

                              Sverdrup Corporation

                      With Report of Independent Auditors
                               December 31, 1997

                              Sverdrup Corporation


                       Consolidated Financial Statements



                               December 31, 1997



                                    CONTENTS

Report of Independent Auditors.....................  1

Consolidated Financial Statements

Consolidated Balance Sheets.......................   2
Consolidated Statements of Income.................   3
Consolidated Statements of Stockholders' Equity...   4
Consolidated Statements of Cash Flows.............   5
Notes to Consolidated Financial Statements........   6

                         Report of Independent Auditors



The Board of Directors
Sverdrup Corporation

We have audited the accompanying consolidated balance sheets of Sverdrup Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sverdrup Corporation at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



St Louis, Missouri
February 27, 1998

                              Sverdrup Corporation

                          Consolidated Balance Sheets

                                                                       December 31
                                                                   1997           1996
                                                               -------------------------
                                                               (In thousands, except per
                                                                  share information)
ASSETS
Current assets:
  Cash and cash equivalents                                       $  1,151       $ 18,482
  Accounts receivable                                              173,921        127,299
Prepaid expenses and other current assets                           11,518         13,206
                                                                  -----------------------
  TOTAL CURRENT ASSETS                                             186,590        158,987

Investments in real estate                                          19,126         26,165
Property and equipment                                              26,061         25,170
Other assets                                                        22,954         32,441
                                                                  -----------------------
                                                                  $254,731       $242,763
                                                                  =======================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                 $ 63,940       $ 61,487
 Contract billings in excess of earnings                            31,856         20,861
Accrued expenses                                                    26,436         24,630
Dividends payable                                                    1,496            318
Income taxes                                                             -          1,056
Current maturities of long-term debt                                11,087         11,262
                                                                  -----------------------
 TOTAL CURRENT LIABILITIES                                         134,815        119,614

Long-term debt, less current maturities                             40,902         44,528
Other long-term liabilities                                         18,208         31,941

Stockholders' equity:
 Common stock, $.0625 par value, authorized - 10,000,000
  shares, issued - 7,911,900, and outstanding - 3,400,301
  and 3,421,057 shares, respectively                                   213            215
 Retained earnings                                                  67,973         53,845
Shares held in trust                                                (7,380)        (7,380)
                                                                  -----------------------
                                                                    60,806         46,680
                                                                  -----------------------
                                                                  $254,731       $242,763
                                                                  =======================

See accompanying notes.

                              Sverdrup Corporation

                       Consolidated Statements of Income

                                        Year Ended December 31
                                     1997        1996         1995
                                   ---------------------------------
                                           (In thousands)
Revenue:
 Professional services             $340,146     $293,535    $288,131
 Construction                       331,478      228,542     174,313
 Facilities operations              228,636      216,475     145,012
 Real estate operations              18,675        8,658      18,427
                                   ---------------------------------
                                    918,935      747,210     625,883
Costs and expenses:
 Productive salaries                 78,744       71,363      70,966
 Project costs                      131,329       99,786      97,897
 Salary-related expenses             32,231       30,157      30,570
 General expenses                    88,919       89,519      82,941
 Reimbursable costs                 545,811      438,911     309,466
 Real estate expenses                10,205        8,004      15,079
                                   ---------------------------------
                                    887,239      737,740     606,919
                                   ---------------------------------
     Operating income                31,696        9,470      18,964

Interest expense - net                3,474        1,659       2,091
Other (income) expense - net           (311)         240         396
                                   ---------------------------------
     Income before income taxes      28,533        7,571      16,477

Income taxes (credit):
 Current                             12,022        2,026       8,974
 Deferred                            (1,150)         207      (2,478)
                                   ---------------------------------
                                     10,872        2,233       6,496
                                   ---------------------------------
     Net income                    $ 17,661     $  5,338    $  9,981
                                   =================================

See accompanying notes.

                              Sverdrup Corporation

                           Consolidated Statements of
                              Stockholders' Equity


                                                Common Stock
                                                   Shares       Common     Retained
                                                Outstanding     Stock     Earnings
                                                -----------------------------------
                                                (In thousands, except per share
                                                       information)
Balance at January 1, 1995                         4,002,206      $251     $ 56,491
 Net income                                                -         -        9,981
 Cash dividend - $.60 per share                            -         -       (2,157)
 Sale of treasury stock and exercise
   of options                                        241,000        15        4,838
 Issuance of stock for acquisition                    33,129         2          748
 Share transactions related to trust                  41,968         3          345
 Income tax benefit from trust transactions                -         -          200
Cost of common stock purchased
   for treasury                                     (639,874)      (40)     (13,932)
                                                   --------------------------------
Balance at December 31, 1995                       3,678,429       231       56,514
 Net income                                                -         -        5,338
 Cash dividend - $ .50 per share                           -         -       (1,607)
 Sale of treasury stock and exercise
   of options                                        171,853        11        3,960
 Cost of common stock purchased
   for treasury                                     (429,225)      (27)     (10,360)
                                                   --------------------------------
Balance at December 31, 1996                       3,421,057       215       53,845
 Net income                                                -         -       17,661
 Cash dividend - $ .90 per share                           -         -       (2,703)
 Sale of treasury stock and exercise
   of options                                        150,500         9        3,780
 Cost of common stock purchased
   for treasury                                     (171,256)      (11)      (4,610)
                                                  ---------------------------------
Balance at December 31, 1997                       3,400,301      $213     $ 67,973
                                                  =================================

See accompanying notes.

                              Sverdrup Corporation

                     Consolidated Statements of Cash Flows

                                                                  Year Ended December 31
                                                               1997        1996        1995
                                                             --------------------------------
                                                             (In thousands)
Cash flows from operating activities
Net income                                                   $ 17,661    $  5,338    $  9,981
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation and amortization                                5,236       5,201       6,151
   Deferred income taxes (credit)                                (521)        207      (2,478)
   Equity in income of real estate ventures                    (6,976)       (707)     (1,021)
   Cash distributions from real estate ventures                 8,630         500       3,250
   Gain on sale of real estate                                   (464)          -        (791)
   Accounts receivable direct write-offs                          908          43         802
   Changes in operating assets and liabilities:
    Increase in notes and accounts receivables, prepaid
      expenses, and other assets                              (50,762)    (24,140)     (3,267)
    Increase in payables, accrued expenses, and other
      liabilities                                              15,320      15,560      10,466
   Other                                                            -           -        (279)
                                                              -------------------------------
 Cash provided by (used in) operating activities              (10,968)      2,002      22,814

Cash flows from investing activities
Purchase of property and equipment, net of disposals           (5,823)    (20,755)     (3,953)
Proceeds from sale of real estate                               5,618           -       8,572
                                                              -------------------------------
Cash provided by (used in) investing activities                  (205)    (20,755)      4,619

Cash flows from financing activities
Proceeds from sale of stock and exercise of options             3,789       3,971       4,853
Net outlays from trust transactions                                 -           -         (45)
Proceeds from new borrowings                                    7,833      26,000         641
Principal payments on debt                                    (11,747)     (5,490)    (25,144)
Purchase of common stock (excluding $113 in 1997,
 $2,183 in 1996 and $9,659 in 1995 in debt)                    (4,508)     (8,204)     (4,313)
Dividends paid                                                 (1,525)     (2,017)     (2,758)
                                                              -------------------------------
Cash provided by (used in) financing activities                (6,158)     14,260     (26,766)
                                                              -------------------------------

Increase (decrease) in cash and cash equivalents              (17,331)     (4,493)        667
Cash and cash equivalents at beginning of year                 18,482      22,975      22,308
                                                              -------------------------------
Cash and cash equivalents at end of year                      $ 1,151    $ 18,482    $ 22,975
                                                              ===============================

See accompanying notes.

                              Sverdrup Corporation

                   Notes to Consolidated Financial Statements

                               December 31, 1997

1. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Sverdrup Corporation (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments of 20 to 50 percent interest in partnerships and joint ventures are accounted for using the equity method. Certain items in the prior years' financial statements have been reclassified to be consistent with the 1997 presentation.

Description of the Business

The Company is predominately a professional services company engaged in development, design, construction and operation of capital facilities and technical systems across the United States and internationally. Its wholly owned real estate subsidiary is engaged in the business of owning properties and real estate partnership interests for investment, leasing and development, primarily in St. Louis, Missouri.

Revenue Accounting for Contracts

The Company recognizes revenues at the time services are performed. On cost-reimbursable contracts, revenue is recognized as costs are incurred and includes applicable fees earned through the date services are provided. On fixed-price contracts, revenues are recorded using the percentage-of-completion method of accounting by relating contract costs incurred to date to total estimated contract costs at completion. Contract costs include both direct and indirect costs. Contract losses are provided for in their entirety in the period they become determinable, without regard to the percentage of completion.

Some of the Company's contracts with the U.S. federal government, as well as certain contracts with commercial clients, provide that contract costs (including indirect costs) are subject to audit and adjustment. For all such contracts, revenues have been recorded based upon those amounts expected to be realized upon final settlement.

The practice of not recognizing as income the retentions withheld from fees under contract terms until such retentions may be billed has been consistently followed by the Company. Retentions withheld from fees and not recognized as income were approximately $3,140,000, $3,393,000 and $3,849,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                              Sverdrup Corporation

1. Significant Accounting Policies (continued)

Foreign Operations

In 1997, 1996 and 1995, the Company's operations outside of the United States were less than 10 percent of the consolidated revenue. The construction and professional service activities were conducted primarily in Asia during each of these years. During 1997, the Asian economy and certain other foreign markets have declined, as a result, it is possible that the Company's financial results could be negatively affected by these foreign markets.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Accounts Receivable

Accounts receivable at December 31 include the following:

                        1997        1996
                       --------------------
                         (In thousands)
Billed:
 Commercial            $ 83,811    $ 56,202
 U.S. government         20,725      11,648
Unbilled:
Commercial               50,594      43,026
U.S. government          18,791      16,423
                       --------------------
                       $173,921    $127,299
                       ====================

Unbilled receivables represent amounts earned under contracts in progress, but not yet billable under the terms of those contracts. These amounts become billable according to contract terms which usually consider passage of time, achievement of certain milestones or completion of the project.

In October 1996, the Company entered into a contract with an Indonesian government agency for the supply, construction, commissioning, and start-up of a Transonic Speed Tunnel. As of December 31, 1997, $7,300,000 of the Company's accounts receivable remained uncollected due to the downturn in the Indonesian economy. It is the Company's position that it is more likely than not that all of the accounts receivable will be realized.

                              Sverdrup Corporation

1. Significant Accounting Policies (continued)

Investments in Real Estate

The following summarizes investments and ventures in real estate at December 31:

                                                      1997        1996
                                                     -------------------
                                                       (In thousands)
Operating properties                                 $12,482     $14,156
Ventures                                              10,222      11,876
Land held for development                                  -       5,154
Less accumulated depreciation and amortization        (3,578)     (5,021)
                                                     -------------------
                                                     $19,126     $26,165
                                                     ===================

Ventures include varying ownership interests ranging from 6 percent to 50 percent in various general and limited partnerships that own office buildings, an amphitheatre, undeveloped land and other assets. Total assets and liabilities of the ventures directly and indirectly owned are $40,510,000 and $6,109,000 at December 31, 1997 and $84,663,000 and $47,517,000 at December 31, 1996,
respectively. The ventures' liabilities at December 31, 1996 consisted primarily of mortgage loans of which the Company guaranteed $8,189,000. There were no guarantees at December 31, 1997. Substantially all of the Company's investments and ventures in real estate are held for sale at December 31, 1997.

Net operating income from real estate operations and ventures is comprised of the following for the year ended December 31:

                                     1997     1996     1995
                                     ------------------------
                                         (In thousands)
Income from operations               $1,705   $ 654    $2,557
Net gain on sale of properties        6,765       -       791
                                     ------------------------
                                     $8,470   $ 654    $3,348
                                     ========================

Operating properties depreciation expense for 1997, 1996 and 1995 was $360,000, $575,000 and $1,151,000, respectively.

                              Sverdrup Corporation

1. Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost and consisted of the following at December 31, 1997 and 1996:

                                                      1997        1996
                                                    --------------------
                                                       (In thousands)
Office buildings and land                           $ 16,696    $ 16,171
Leasehold improvements and computer software          13,103      13,280
Furniture and equipment                               44,512      42,960
Less accumulated depreciation and amortization       (48,250)    (47,241)
                                                    --------------------
                                                    $ 26,061    $ 25,170
                                                    ====================

Depreciation and amortization are computed principally using the straight-line method over the estimated useful lives of the assets, or in the case of leasehold improvements, over the remaining term of the lease, if shorter. Estimated useful lives generally range from three to ten years.

Stock Based Compensation

The Company accounts for stock issued to employees in accordance with Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" ("APB No. 25"). APB No. 25 prescribes an intrinsic value based method for accounting for stock options. Since the stock issued to participants in the Company's stock purchase and stock option plans (described in Note 3, below) has little or no intrinsic value as of the grant date, no compensation cost is recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that necessarily affect certain amounts reported in its consolidated financial statements. The more significant estimates affecting amounts reported in the consolidated financial statements relate to revenues under long-term construction contracts and self-insurance accruals. Actual results could differ from those estimates.

                              Sverdrup Corporation

2. Debt and Credit Arrangements

Short-Term Credit Arrangements

At December 31, 1997, the Company had approximately $70,000,000 available through multiple bank lines of credit, under which the Company may utilize these lines for letters of credit or unsecured borrowing needs. Interest under these lines is based on either the fed funds rate, the 30-day LIBOR plus .7 percent, or the corporate based rate quoted by the bank at the time of borrowing. The agreements require the payment of a fee based on the unused portion of the facility. The lines are renewed annually and extend through the second and third quarters of 1998.

Long-Term Debt and Credit Arrangements

The following summarizes long-term debt at December 31:

                                                             1997        1996
                                                           --------------------
                                                              (In thousands)
Notes payable to former stockholders                       $  7,249    $ 10,818
Notes payable to bank                                        24,000      18,000
Real estate mortgage and participating mortgage notes        18,204      24,380
Industrial revenue bonds                                      2,536       2,592
                                                           --------------------
                                                             51,989      55,790
Less current maturities                                     (11,087)    (11,262)
                                                           --------------------
                                                           $ 40,902    $ 44,528
                                                           ====================

The notes payable to former stockholders bear interest at prime-based and LIBOR-based rates of 6.3 percent to 8.5 percent at December 31, 1997 and have principal installments due through 2000.

The notes payable to bank include a credit line borrowing of $4,000,000 and a long-term note payable of $20,000,000. The interest rate for the credit line borrowing (LIBOR plus .7 percent) was swapped for a five-year fixed rate of 6.93 percent. The long-term note bears interest at LIBOR plus .7 percent and is due in monthly principal installments of $250,000 with the remainder of the maturity due December 1999. The terms of the long-term note include certain covenants which require maintenance of certain financial ratios and net worth.

Various real estate mortgage and participating mortgage notes are due in installments through 2019, bearing interest at LIBOR-based and prime-based rates which have an average effective interest rate of 7.7 percent at December 31, 1997 and 1996, respectively. The notes are secured by real estate and limited guarantees totaling $19,329,000.

                              Sverdrup Corporation

2. Debt and Credit Arrangements (continued)

Long-Term Debt and Credit Arrangements (continued)

Industrial revenue bonds are due in installments through 2014 at a tax-exempt interest rate. The average effective interest rate was 7.7 percent at December 31, 1997 and 7.4 percent at December 31, 1996. The bonds are secured by real estate with a cost basis of $2,527,000. Deferred loan and bond fees are amortized over the period of the related debt issues.

Maturities of long-term debt during each of the following years ending after December 31, 1997 are as follows: 1998 - $11,087,000; 1999 - $19,388,000; 2000 -
$2,368,000; 2001 - $533,000; 2002 - $494,000; and thereafter - $18,119,000.
Interest paid and expensed totaled $3,874,000, $2,386,000 and $3,320,000 in 1997, 1996 and 1995, respectively.

3. Stock Option Plan and Purchase Agreements

The Company has an incentive stock option plan under which certain employees are participants. The incentive stock options are to be granted at not less than market value. The options have ten year terms, vest and become fully exercisable at the grant date. At December 31, 1997, the 1992 and 1995 Incentive Stock Option Plans had incentive stock options to purchase an additional 391,736 shares available for grants in future years.

A summary of the Company's stock option activity and related information for the year ended December 31 follows:

                                                 1997                   1996                        1995
                                         -------------------------------------------------------------------------
                                                     Weighted-                 Weighted-                 Weighted-
                                                      Average                   Average                   Average
                                                     Exercise                  Exercise                  Exercise
                                          Options     Price      Options        Price         Options     Price
                                         -------------------------------------------------------------------------
Outstanding - beginning of year           340,500       $20.58   280,500       $19.07        274,500       $16.18
Granted                                         -            -    80,000        24.20         91,000        22.82
Exercised                                  (5,000)       18.12    (9,000)        8.62        (76,000)       13.17
Forfeited                                 (11,000)       20.42   (11,000)       18.25         (9,000)       18.40
                                         --------                -------                     -------
Outstanding - end of year                 324,500       $20.63   340,500        20.58        280,500       $19.07
                                         ========                =======                     =======

Range of option prices for options
 outstanding at the end of the year         $10.84 - $24.20            $10.84 - $24.20          $8.62 - $22.82

                              Sverdrup Corporation

3. Stock Option Plan and Purchase Agreements (continued)

Purchase Agreement - All stockholders of the Company have agreed to sell their
------------------
stock to the Company under certain conditions, and the Company has agreed to purchase such stock at market value. The purchase price per share (market value) is book value (as defined in the agreement), plus an amount determined for anticipated profit to be derived from uncompleted work of the Company under contract at that date. These agreements provide that the Company may pay all or any part of the purchase price in interest-bearing installment notes over a period not to exceed five years (see Note 2).

Shares Held in Trust - The Company has a "flexi-trust" (trust) which holds
--------------------
Company common stock purchased from certain stockholders upon their exercise of incentive stock options. The trust does not change the incentive stock option plan or the amount of stock expected to be issued under that plan. The Company has a promissory note from the trust totaling $7,380,000 at both December 31, 1997 and 1996, respectively. The principal amount of the note includes the options' exercise price plus the alternative minimum income taxes incurred by the holders when the options were exercised. Amounts owed by the trust to the Company are repaid with cash received upon redemption or release of the shares to the shareholders.

For financial reporting purposes, the trust is consolidated with the Company. The cost of the shares held by the trust is shown as a reduction to stockholders' equity in the consolidated balance sheets. All dividends and interest transactions between the trust and the Company are eliminated. At December 31, 1997, shares held by the trust totaled 408,446.

Alternate Stock Option Valuation Method - The Company has elected to continue
---------------------------------------
accounting for stock option grants in accordance with APB 25. The alternative accounting for stock option grants (SFAS 123, Accounting for Stock Based Compensation) requires use of valuation models. In management's opinion, these models do not provide a reliable measure of fair value of stock options, because the fair value models were developed for publicly traded options and include assumptions that can materially affect the alternate fair value amount. Using the minimum value option pricing model, the impact is insignificant on the Company's net income for 1997, 1996 and 1995.

4. Employee Benefit Plans

The Company and its subsidiaries have pension plans covering substantially all employees which provide pension benefits that are based on the employee's compensation and years of service. The Company makes annual contributions to the pension plans equal to the maximum amount that can be deducted for federal income tax purposes. The assets of the plans are held in equity securities and fixed income securities.

                              Sverdrup Corporation

4. Employee Benefit Plans (continued)

The following table sets forth the funded status recognized for the Company's defined benefit pension plans in the consolidated balance sheets at December 31:

                                                       1997                               1996
                                         -------------------------------     -------------------------------
                                                 (In thousands)                         (In thousands)
                                           Plan Whose        Plans Whose       Plans Whose       Plan Whose
                                         Assets Exceed      Accumulated      Assets Exceed      Accumulated
                                          Accumulated         Benefits        Accumulated         Benefits
                                            Benefits       Exceed Assets        Benefits       Exceed Assets
                                        --------------------------------     -------------------------------
Actuarial present value of
 benefit obligations:
 Vested benefit obligation                    $ 78,760          $ 92,934           $86,476          $ 81,668
                                              ==========================           =========================
  Accumulated benefit
   obligation                                 $ 80,204          $104,534           $88,015          $ 91,665
                                              ==========================           =========================

  Projected benefit
   obligation                                 $ 86,509          $128,443           $95,191          $114,347
Plan assets at fair value                       94,264           100,674            97,032            77,605
                                              --------------------------           -------------------------
Plan assets in excess of (less
 than) projected benefit obligation              7,755           (27,769)            1,841           (36,742)

Unrecognized pension assets
 and liabilities:
 Net (gain) loss                               (13,182)           19,834            (2,662)           22,837
 Prior service cost                              7,543            13,036             7,820            14,137
 Net asset at transition                        (1,236)             (153)           (2,149)             (218)
 Net pension liability
 adjustment                                          -            (8,807)                -           (14,074)
                                              --------------------------           -------------------------
Net pension asset (liability) in
 other assets and other long-term
 liabilities                                  $    880          $ (3,859)          $ 4,850          $(14,060)
                                              ==========================           =========================

All of the 1997 and 1996 net pension liability is reimbursable under operating contracts with the United States government. Other assets include $14,892,000 and $26,262,000 at December 31, 1997 and 1996, respectively, related to the pension plans. Other long-term liabilities include $6,726,000 and $19,719,000 at December 31, 1997 and 1996, respectively, related to the pension plans. During 1996, the Company terminated pension coverage for three operating contracts and settled a portion of its pension obligation due to a significant number of retirees at another operating contract.

                              Sverdrup Corporation

4. Employee Benefit Plans (continued)

The components of net periodic pension cost for each of the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                         1997        1996        1995
                                                       --------------------------------
                                                                (In thousands)
Cost of benefits earned                                $  7,007    $  7,670    $  5,309
Interest cost on projected benefit obligation            14,728      14,530      11,861
Actual return on plan assets                            (25,178)    (16,138)    (23,431)
Net amortization of transition asset and deferral
  of gain                                                10,577         609      11,543
Curtailment/settlement costs                                119       7,561           -
                                                       --------------------------------
Net pension cost                                       $  7,253    $ 14,232    $  5,282
                                                       ================================

The significant actuarial assumptions used in determining the funded status of the plans were as follows:

                                        1997            1996         1995
                                   ----------------------------------------
Discount rates                     7.5% and 7.75%       7.5%         7.0%
Compensation increase rate              4.0%            4.0%         4.0%
Expected asset rate of return      7.5% and 9.5%    8.5% and 9.5%    9.5%

The accounting method for treating the amortization of actuarial gains/losses was changed from a 10 percent corridor in 1996 to a 4 percent corridor in 1997. The effect of this change on 1997 results of operations was not material.

The Company also sponsors a voluntary defined contribution 401(k) plan which is available to substantially all employees. Company contributions to this plan of $6,619,000, $6,102,000 and $4,674,000 in 1997, 1996 and 1995, respectively, represent a partial matching of employee contributions.

                              Sverdrup Corporation

5. Provision for Income Taxes

The Company accounts for income taxes in accordance with SFAS 109 - Accounting for Income Taxes. Accordingly, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Consolidated income tax expense for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                        1997       1996       1995
                                      -----------------------------
                                              (In thousands)
  Current:
    Federal                           $10,531     $1,604   $ 7,836
    State                               1,491        422     1,138
                                      ----------------------------
                                       12,022      2,026     8,974
  Deferred:
    Federal                            (1,041)       190    (2,201)
    State                                (109)        17      (277)
                                      ----------------------------
                                       (1,150)       207    (2,478)
                                      ----------------------------
                                      $10,872     $2,233   $ 6,496
                                      ============================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their related amounts used for income tax purposes. The significant components of the Company's deferred tax assets (liabilities) at December 31, 1997 and 1996 were as follows:

                                          1997       1996
                                        ------------------
                                         (In thousands)
  Assets:
    Benefit plans                       $   -      $    36
    Self-insurance reserves               4,200      4,567
    Other, net                               97         95
                                        ------------------
    Total deferred tax assets             4,297      4,698

  Liabilities:
    Depreciation and amortization          (901)      (727)
    Employee benefit plans                  (85)         -
    Accounts receivable reserves         (1,114)         -
    Deferred gains on real estate          (910)    (3,205)
                                        ------------------
    Total deferred tax liabilities       (3,010)    (3,932)
                                        ------------------
  Net deferred tax asset                 $ 1,287    $   766
                                        ===================

                              Sverdrup Corporation

5. Provision for Income Taxes (continued)

The reconciliations of the tax provisions recorded for the years ended December 30, 1997, 1996 and 1995 to those based on the federal statutory rate were as follows:

                                               1997        1996       1995
                                              -----------------------------
                                                     (In thousands)
Statutory amount                              $ 9,987     $2,574     $5,767
State taxes, net of the federal benefit           969        279        708
Other, net                                        (84)      (620)        21
                                              -----------------------------
                                              $10,872     $2,233     $6,496
                                              =============================
Rate used to compute statutory amount              35%        34%        35%
                                              =============================

For the years ended December 31, 1997, 1996 and 1995, the Company paid approximately $11,771,000, $7,075,000 and $6,929,000, respectively, in income taxes. The 1996 tax provision was reduced by research and development credits of $1,200,000.

6. Commitments and Contingencies

Claims

The Company is involved in a number of proceedings and claims incidental to its business. Company management and counsel believe that losses from such proceedings in the aggregate will be substantially covered by insurance and existing provisions for the self-insured portion of these claims. Provision for self-insured losses is made at the time the claim is reported based upon the Company's best estimate of the eventual settlement costs.

Guarantees

Letters of credit issued as prerequisites for receiving advance payments from clients, professional liability insurance guarantees, performance bonds, and guarantees of indebtedness in the amounts of $30,626,000 and $32,863,000 were outstanding at December 31, 1997 and 1996, respectively.

                              Sverdrup Corporation

6. Commitments and Contingencies (continued)

Operating Leases

Future minimum payments of $37,575,000 under noncancellable operating leases with initial or remaining terms exceeding one year are due as follows: 1998 - $11,258,000; 1999 - $9,006,000; 2000 - $7,055,000; 2001 - $3,989,000; 2002 -
$2,910,000; and thereafter - $3,357,000. Rent expense for all operating leases amounts to $12,400,000, $10,281,000 and $11,048,000 for 1997, 1996 and 1995 ,
respectively, excluding related party leases discussed below.

7. Fair value of Financial Instruments

The carrying amounts of cash, receivables, payables and accrued expenses are a reasonable estimate of their fair value due to their short-term nature. The carrying amount of debt is also a reasonable estimate of its fair value due to the market-based interest rates on the debt.

8. Related Party Transactions

During 1997, 1996 and 1995, the Company and subsidiaries performed $1,351,000, $295,000 and $811,000, respectively, of design/build services for various affiliated real estate ventures. The Company also leased office facilities from these affiliated ventures for $1,718,000, $1,932,000 and $2,145,000 during 1997,
1996 and 1995, respectively. The Company recognized income of $7,690,000, $1,921,000 and $2,371,000 in 1997, 1996 and 1995, respectively, from management fees and equity in income from related ventures. Notes and accounts receivable include $385,000 and $12,000 in 1997 and 1996, respectively, from related ventures.

                              Sverdrup Corporation

9. Quarterly Data - Unaudited

Summarized quarterly financial information for the years ended December 31, 1997 and 1996 is presented below (in thousands, except per share information):

                                         First      Second       Third        Fourth
                                       Quarter     Quarter      Quarter      Quarter       Year
                                      ------------------------------------------------------------
1997
Revenue                                 $200,253    $210,917    $259,750     $248,015     $918,935
Operating income                           6,040       6,764      13,689        5,203       31,696
Income before income taxes                 5,202       5,983      12,573        4,775       28,533
Net income                                 3,191       3,657       8,234        2,579       17,661
Stock price:
  High                                    $25.03      $26.83      $27.75       $28.15       $28.15
  Low                                     $24.45      $25.40      $27.03       $27.79       $24.45
                                        ----------------------------------------------------------
1996
Revenue                                 $173,136    $169,063    $189,637     $215,374     $747,210
Operating income                           4,466       4,736          34          234        9,470
Income (loss) before income taxes          4,203       3,995        (472)        (155)       7,571
Net income (loss)                          2,508       2,381        (304)         753        5,338
Stock price:
  High                                    $23.76      $24.64      $24.65       $24.32       $24.65
  Low                                     $23.52      $23.90      $24.20       $24.07       $23.52
                                        ----------------------------------------------------------

During the third quarter of 1997, operating income increased along with net income due to the gain from the sale of real estate holdings. In 1996, the decreases in third and fourth quarter results relate to a major construction project loss.

10. Year 2000 Issue - Unaudited

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. Currently, the Company expects the project to be substantially complete by early 1999 and does not expect this project to have a significant effect on operations or costs.

                              Sverdrup Corporation

11. Subsequent Event

On February 3, 1998, real estate with a cost basis of $2,527,000 was sold, and related revenue bonds totaling $2,536,000 were redeemed. A mortgage note secured by the same real estate totaling $464,000 was paid in full. There was no gain or loss recognized as a result of this early extinguishment of debt.

On February 27, 1998, the Company's real estate investee, Sverdrup/Boeing Realty Company joint venture, sold its investment in Riverport Performing Arts Centre for a gain. The Company's cost basis for the investment in real estate sold was $2,210,000 at December 31, 1997.